Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650 www.copt.com NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS STRONG THIRD QUARTER 2008 RESULTS

COLUMBIA, MD October 29, 2008 - Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended September 30, 2008.

Highlights

•                  10.3% increase to $.64 per share in Diluted Funds from Operations (“Diluted FFO”) or $36.2 million for the third quarter 2008, from $.58 or $32.4 million for the third quarter 2007.

•                  Diluted earnings per share (“Diluted EPS”) of $.19 or $8.9 million of net income available to common shareholders for the third quarter 2008 as compared to $.15 per diluted share or $7.4 million of net income available to common shareholders for the third quarter 2007.

•                  8.0% increase in Adjusted Funds from Operations (“AFFO”) diluted to $25.8 million for the third quarter 2008 as compared to $23.9 million for the third quarter 2007. 11.7% increase in AFFO to $75.4 million for the nine months ended September 30, 2008 as compared to $67.5 million for the nine months ended September 30, 2007.

•                  93.2% occupied and 94.3% leased for our wholly-owned portfolio as of September 30, 2008.

•                  1.1 million square feet of overall leasing for the third quarter 2008, including renewal, retenanting and development space.

•                  79.6% renewal rate on expiring leases for the third quarter 2008, with a 26.7% increase in total straight-line rent for renewed space.

•                  3.1% increase in same office property cash NOI for the quarter, excluding the effect of a $431,000 reduction in lease termination fees. Including the effect of lower lease termination fees, same office property cash NOI increased 2.4% for the quarter. The Company’s same office portfolio for the quarter ended September 30, 2008 represents 89.9% of the rentable square feet of its consolidated portfolio and consists of 218 properties.

•                  9.6% increase in quarterly common dividend from $.34 to $.3725 per share.

•                  3.7 million common shares issued at a public offering price of $39.00 per share. The net proceeds were used to pay down the Company’s Revolving Credit Facility.

“We are pleased with our strong third quarter results which indicate that despite a deteriorating economy, we are well positioned for the balance of 2008 and into 2009 to deliver strong FFO growth,” stated Randall M. Griffin, President and CEO, Corporate Office Properties Trust. “We have no remaining debt maturities for the balance of 2008 and have minimal debt maturities for 2009 and 2010. Our core business remains strong as demonstrated by our year to date renewal rate of 78%,” he added.

Financial Results

Revenues from real estate operations for the quarter ended September 30, 2008 were $101.6 million, as compared to revenue for the quarter ended September 30, 2007 of $94.1 million.

Diluted FFO payout ratio year to date was 58.5% and 61.4% for the third quarter 2008 as compared to 58.3% for the third quarter 2007. Diluted AFFO payout ratio year to date was 79.7% and 86.1% for the third quarter 2008 as compared to 79.1% for the third quarter 2007.

As of September 30, 2008, the Company had a total market capitalization of $4.5 billion, with $1.9 billion in debt outstanding, equating to a 41.4% debt-to-total market capitalization ratio.

As of September 30, 2008, the Company’s weighted average interest rate was 5.1% and the Company had 71.2% of the total debt subject to fixed interest rates.

For the third quarter 2008, the Company’s EBITDA to interest expense coverage ratio was 3.04x and the EBITDA to fixed charge coverage ratio was 2.53x.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Operating Results

At September 30, 2008, the Company’s wholly-owned portfolio of 235 office properties totaled 18.3 million square feet. The weighted average remaining lease term for the portfolio was 4.8 years and the average rental rate (including tenant reimbursements) was $22.17 per square foot.

For the quarter ended September 30, 2008, 850,000 square feet was renewed equating to a 79.6% renewal rate, at an average committed cost of $8.24 per square foot. Total rent on renewed space increased 26.7% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date and increased 13.1% on a cash basis. For renewed and retenanted space of 950,000 square feet, total straight-line rent increased 23.1% and total rent on a cash basis increased 9.8%. The average committed cost for renewed and retenanted space was $10.14 per square foot. For the nine months ended September 30, 2008, 1.6 million square feet was renewed equating to a 77.9% renewal rate, at an average committed cost of $6.49 per square foot.

The Company recognized total lease termination fees of $188,000, net of write-offs of related straight-line rents and accretion of intangible assets and liabilities for the quarter, as compared to $1.2 million in the third quarter of 2007.

During the quarter, the Company signed leases for 333,000 square feet of space at the Unisys Campus in Blue Bell, Pennsylvania. Included in this total are the following:

•                  a new lease with Merck, Inc. to continue occupancy of the entire 219,000 square foot property located at 785 Jolly Road.

•                  a renewal of Unisys Corporation for the entire 114,000 square foot property located at 751 Jolly Road.

Development Activity

At quarter end, the Company had 2.7 million square feet under construction, development and redevelopment for a total projected cost of $526.3 million.

The Company’s land inventory (wholly-owned and joint venture) at quarter end totaled 1,872 acres that can support 16.5 million square feet of development.

During the quarter, the Company placed 44,000 square feet of development projects into service.

The Company signed leases for 122,000 square feet of space under construction and development during the quarter. Included in this total are the following:

•                  39,000 square feet of the 156,000 square foot property located at 302 Sentinel Drive (302 NBP) in Annapolis Junction, Maryland, leased to a large credit worthy tenant.

•                  34,000 square feet of the 146,000 square foot property located at 10807 New Allegiance Drive (Epic One) in Colorado Springs, Colorado, leased to Lockheed Martin Corporation.

•                  28,000 square feet of the 106,000 square foot property located at 5520 Research Park Drive (UMBC) in Baltimore, Maryland, leased to RMF Engineering, Inc.

•                  21,000 square feet of the 116,000 square foot property located at 5825 University Research Court (M Square Research Park) in College Park, Maryland.

Acquisition Activity

The Company acquired 138 acres during the quarter for $16.1 million. Included in this total, are the following:

•                  31 acre land parcel in San Antonio, Texas for $8.1 million that can support approximately 500,000 developable square feet.

•                  107 acre land parcel in close proximity to Fort Detrick in Frederick, Maryland for $8.0 million that can support approximately 1.0 million developable square feet.

Financing and Capital Transactions

During the quarter, the Company completed the following transactions:

•                  Issued 3.7 million common shares at a public offering price of $39.00 per share for net proceeds after underwriting discounts but before offering expenses of $139.2 million. The net proceeds were used to pay down the Company’s Revolving Credit Facility.

•                  Closed on a $221.4 million loan requiring interest only payments for the term at variable rate of LIBOR plus 225 basis points. The loan has a four year term with an option to extend by an additional year. The Company used $63.5 million of the proceeds to repay construction loan facilities due to mature in 2008, $11.8 million to repay borrowings under the Company’s Construction Revolver, $142.0 million to repay borrowings under the Company’s Revolving Credit Facility and the balance to fund transaction costs.

•                  The aggregate amount of maturing debt repaid by the Company totaled $187.6 million during the quarter, excluding scheduled principal amortization payments and repayments of our revolving credit facilities. The Company has no remaining debt scheduled to mature during 2008 and only $92.8 million of loans maturing in 2009.

Subsequent Event

The Company placed into service 91,000 square feet in two properties located at 7700 Potranco Road in San Antonio, Texas, leased entirely to a large credit worthy tenant.

Earnings Guidance

The Company’s 2008 EPS guidance has been revised from a range of $.62 to $.70 to a range of $.70 to $.73 per diluted share.

The Company’s 2008 FFO guidance has been revised from a range of $2.42 to $2.48 to a range of $2.43 to $2.46 per diluted share, representing FFO growth of 8.5% to 9.8% compared to 2007 actual results.

Conference Call

The Company will hold an investor/analyst conference call:

Within the United States:

Conference Call and Webcast Date:  Thursday, October 30, 2008

Time:  11:00 a.m. Eastern Time

Dial In Number: 888-713-4215

Passcode:  27345433

Outside the United States:

Conference Call and Webcast Date:  Thursday, October 30, 2008

Time:  11:00 a.m. Eastern Time

Dial In Number: 617-213-4867

Passcode:  27345433

A replay of this call will be available beginning Thursday, October 30 at 1:00 p.m. Eastern Time through Thursday, November 13 at midnight Eastern Time. To access the replay, please call 888-286-8010 and use passcode 51167930.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PG3YGJYDN

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses on strategic customer relationships and specialized tenant requirements in the U.S. Government, Defense Information Technology and Data sectors. The Company acquires, develops, manages and leases properties which are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in growth corridors. As of September 30, 2008, the Company owned 254 office and data properties totaling 19.1 million rentable square feet, which includes 19 properties totaling 847,000 square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. More information on COPT can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2008	2007

Revenues
Real estate revenues	$101,644	$94,102
Service operations revenues	90,002	10,957
Total revenues	191,646	105,059
Expenses
Property operating expenses	35,854	31,577
Depreciation and other amortization associated with real estate operations	25,583	26,025
Service operations expenses	87,657	10,313
General and administrative expenses	6,103	5,743
Total operating expenses	155,197	73,658
Operating income	36,449	31,401
Interest expense	(20,506)	(20,968)
Amortization of deferred financing costs	(1,169)	(901)
Gain on sales of non-real estate investments	1	—
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	14,775	9,532
Equity in loss of unconsolidated entities	(57)	(46)
Income tax expense	(97)	(197)
Income from continuing operations before minority interests	14,621	9,289
Minority interests in income from continuing operations	(1,668)	(942)
Income from continuing operations	12,953	8,347
(Loss) income from discontinued operations, net	(8)	2,046
Income before gain on sales of real estate	12,945	10,393
Gain on sales of real estate, net	4	1,038
Net income	12,949	11,431
Preferred share dividends	(4,025)	(4,025)
Net income available to common shareholders	$8,924	$7,406

Earnings per share “EPS” computation
Numerator	$8,924	$7,406

Denominator:
Weighted average common shares - basic	47,273	46,781
Dilutive effect of share-based compensation awards	916	1,005
Weighted average common shares - diluted	48,189	47,786

EPS
Basic	$0.19	$0.16
Diluted	$0.19	$0.15

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended September 30,
	2008		2007

Net income	$12,949		$11,431
Add: Real estate-related depreciation and amortization	25,583		26,266
Add: Depreciation and amortization on unconsolidated real estate entities	162		166
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(74)		(48)
Gain on sales of real estate, excluding development portion	—		(2,789)
Funds from operations (“FFO”)	38,620		35,026
Add: Minority interests-common units in the Operating Partnership	1,592		1,351
Less: Preferred share dividends	(4,025)		(4,025)
Funds from operations - basic and diluted (“Basic and Diluted FFO”)	36,187		32,352
Less: Straight-line rent adjustments	(2,850)		(3,247)
Less: Recurring capital expenditures	(7,008)		(4,664)
Less: Amortization of deferred market rental revenue	(555)		(585)
Adjusted funds from operations - diluted (“Diluted AFFO”)	$25,774		$23,856

Weighted average shares
Weighted average common shares	47,273		46,781
Conversion of weighted average common units	8,130		8,297
Weighted average common shares/units - basic FFO per share	55,403		55,078
Dilutive effect of share-based compensation awards	916		1,005
Weighted average common shares/units - diluted FFO per share	56,319		56,083

Diluted FFO per common share	$0.64		$0.58
Dividends/distributions per common share/unit	$0.3725		$0.3400
Earnings payout ratio	215.0%		217.3%
Diluted FFO payout ratio	61.4%		58.3%
Diluted AFFO payout ratio	86.1%		79.1%
EBITDA interest coverage ratio	3.04	x	2.92	x
EBITDA fixed charge coverage ratio	2.53	x	2.44	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	48,189		47,786
Weighted average common units	8,130		8,297
Denominator for diluted FFO per share	56,319		56,083

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2008	2007
Revenues
Real estate revenues	$296,906	$273,344
Service operations revenues	123,040	32,727
Total revenues	419,946	306,071
Expenses
Property operating expenses	104,353	92,168
Depreciation and other amortization associated with real estate operations	75,430	78,811
Service operations expenses	120,090	31,463
General and administrative expenses	18,072	15,946
Total operating expenses	317,945	218,388
Operating income	102,001	87,683
Interest expense	(60,252)	(61,181)
Amortization of deferred financing costs	(2,882)	(2,706)
Gain on sales of non-real estate investments	52	1,033
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	38,919	24,829
Equity in loss of unconsolidated entities	(167)	(197)
Income tax expense	(102)	(480)
Income from continuing operations before minority interests	38,650	24,152
Minority interests in income from continuing operations	(4,469)	(2,282)
Income from continuing operations	34,181	21,870
Income from discontinued operations, net	2,179	1,786
Income before gain on sales of real estate	36,360	23,656
Gain on sales of real estate, net	837	1,199
Net income	37,197	24,855
Preferred share dividends	(12,076)	(12,043)
Net income available to common shareholders	$25,121	$12,812

Earnings per share “EPS” computation
Numerator	$25,121	$12,812

Denominator:
Weighted average common shares - basic	47,128	46,386
Dilutive effect of share-based compensation awards	820	1,180
Weighted average common shares - diluted	47,948	47,566

EPS
Basic	$0.53	$0.28
Diluted	$0.52	$0.27

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Nine Months Ended September 30,
	2008	2007

Net income	$37,197	$24,855
Add: Real estate-related depreciation and amortization	75,482	79,653
Add: Depreciation and amortization on unconsolidated real estate entities	489	503
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(198)	(137)
Gain on sales of real estate, excluding development portion	(2,630)	(2,778)
Funds from operations (“FFO”)	110,340	102,096
Add: Minority interests-common units in the Operating Partnership	4,501	2,424
Less: Preferred share dividends	(12,076)	(12,043)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	102,765	92,477
Less: Straight-line rent adjustments	(8,284)	(9,042)
Less: Recurring capital expenditures	(17,611)	(14,331)
Less: Amortization of deferred market rental revenue	(1,458)	(1,569)
Adjusted funds from operations - diluted (“Diluted AFFO”)	$75,412	$67,535

Weighted average shares
Weighted average common shares	47,128	46,386
Conversion of weighted average common units	8,145	8,339
Weighted average common shares/units - basic FFO per share	55,273	54,725
Dilutive effect of share-based compensation awards	820	1,180
Weighted average common shares/units - diluted FFO per share	56,093	55,905

Diluted FFO per common share	$1.83	$1.65
Dividends/distributions per common share/unit	$1.0525	$0.9600
Earnings payout ratio	205.2%	353.1%
Diluted FFO payout ratio	58.5%	57.5%
Diluted AFFO payout ratio	79.7%	78.7%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,948	47,566
Weighted average common units	8,145	8,339
Denominator for diluted FFO per share	56,093	55,905

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	September 30,	December 31,
	2008	2007
Balance Sheet Data (in thousands) (as of period end)
Investment in real estate, net of accumulated depreciation	$2,743,576	$2,603,939
Total assets	3,099,728	2,931,853
Debt	1,856,280	1,825,842
Total liabilities	2,025,661	1,979,116
Minority interests	141,526	130,095
Beneficiaries’ equity	932,541	822,642

Debt to total assets	59.9%	62.3%
Debt to undepreciated book value of real estate assets	58.3%	60.8%
Debt to total market capitalization	41.4%	48.0%

Property Data (wholly owned properties) (as of period end)
Number of operating properties owned	235	228
Total net rentable square feet owned (in thousands)	18,283	17,832
Occupancy	94.3%	92.6%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,099,728	$2,931,853
Assets other than assets included in investment in real estate	(356,152)	(327,914)
Accumulated depreciation on real estate assets	339,429	288,747
Intangible assets on real estate acquisitions, net	98,282	108,661
Denominator for debt to undepreciated book value of real estate assets	$3,181,287	$3,001,347

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$6,305	$4,605	$14,883	$18,795
Total capital improvements on operating properties	3,179	2,514	6,827	6,482
Total leasing costs on operating properties	999	719	2,764	5,712
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,995)	(1,887)	(4,077)	(11,381)
Less: Nonrecurring capital improvements on operating properties	(1,299)	(1,198)	(2,667)	(3,052)
Less: Nonrecurring leasing costs incurred on operating properties	(217)	(89)	(269)	(2,281)
Add: Recurring improvements on operating properties held through joint ventures	36	—	150	56
Recurring capital expenditures	$7,008	$4,664	$17,611	$14,331

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Reconciliation of dividends for earnings payout ratio to dividends and distributions for FFO & AFFO payout ratio
Common share dividends for earnings payout ratio	$19,183	$16,092	$51,553	$45,234
Common unit distributions	3,021	2,777	8,564	7,905
Dividends and distributions for FFO & AFFO payout ratio	$22,204	$18,869	$60,117	$53,139

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$12,949	$11,431
Interest expense on continuing operations	20,506	20,968
Interest expense on discontinued operations	—	177
Income tax expense	97	197
Real estate-related depreciation and amortization	25,583	26,266
Amortization of deferred financing costs-continuing operations	1,169	901
Other depreciation and amortization	401	339
Minority interests	1,667	1,504
EBITDA	$62,372	$61,783

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$20,506	$20,968
Interest expense from discontinued operations	—	177
Denominator for interest coverage-EBITDA	20,506	21,145
Preferred share dividends	4,025	4,025
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$24,696	$25,335

Reconciliation of same property net operating income to same property cash net operating income and same property cash net operating income, adjusted for lease termination fees
Same property net operating income	$61,294	$60,879
Less: Straight-line rent adjustments	(2,001)	(2,816)
Less: Amortization of deferred market rental revenue	(381)	(506)
Same property cash net operating income	$58,912	$57,557
Less: Lease termination fees, gross	(188)	(619)
Same property cash net operating income, adjusted for lease termination fees	$58,724	$56,938

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

Reconciliation of projected EPS-diluted to projected diluted

FFO per share

	Year Ending
	December 31, 2008
	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$34,311	$35,773
Less: Gain on sales of real estate, net of taxes, excluding development portion (1)	(2,630)	(2,630)
Real estate-related depreciation and amortization (2)	101,429	101,429
Minority interests-common units	6,007	6,263
Numerator for projected diluted FFO per share	$139,117	$140,835

Reconciliation of denominators
Denominator for projected EPS-diluted	49,122	49,122
Weighted average common units	8,128	8,128
Denominator for projected diluted FFO per share	57,250	57,250

Projected EPS - diluted	$0.70	$0.73
Projected diluted FFO per share	$2.43	$2.46

(1)	Reconciliation excludes any potential gains or losses from the future sale of previously depreciated operating properties.
(2)	The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.

Top Twenty Office Tenants of Wholly Owned Properties as of September 30, 2008 (1)

(Dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America	(5)	66	2,496,636	14.7%	$60,530	16.0%	6.3
Northrop Grumman Corporation	(6)	16	1,139,591	6.7%	28,457	7.5%	7.5
Booz Allen Hamilton, Inc.		8	710,692	4.2%	19,932	5.3%	5.8
Computer Sciences Corporation	(6)	4	454,533	2.7%	11,875	3.1%	2.8
L-3 Communications Holdings, Inc.	(6)	5	267,354	1.6%	9,590	2.5%	5.5
Unisys Corporation	(7)	5	760,145	4.5%	9,048	2.4%	2.5
General Dynamics Corporation	(6)	9	288,600	1.7%	7,668	2.0%	1.9
The Aerospace Corporation		3	245,598	1.4%	7,268	1.9%	6.4
ITT Corporation	(6)	14	290,312	1.7%	6,833	1.8%	5.6
Wachovia Corporation	(6)	4	183,577	1.1%	6,613	1.8%	9.9
Comcast Corporation	(6)	11	342,266	2.0%	6,509	1.7%	3.4
AT&T Corporation	(6)	8	306,988	1.8%	5,692	1.5%	4.6
Ciena Corporation		4	229,848	1.3%	4,200	1.1%	3.6
The Boeing Company	(6)	4	143,480	0.8%	4,199	1.1%	2.9
BAE Systems PLC	(6)	7	212,339	1.2%	3,164	0.8%	4.0
Science Applications International Corp.	(6)	9	137,142	0.8%	2,957	0.8%	1.1
The Johns Hopkins Institutions	(6)	4	124,749	0.7%	2,911	0.8%	7.8
Merck & Co., Inc. (Unisys)	(6) (7)	2	227,273	1.3%	2,747	0.7%	3.5
Magellan Health Services, Inc.		2	113,727	0.7%	2,673	0.7%	2.8
AARP		1	104,695	0.6%	2,571	0.7%	13.2

Subtotal Top 20 Office Tenants		186	8,779,545	51.5%	205,436	54.4%	5.6
All remaining tenants		771	8,253,548	48.5%	172,177	45.6%	3.8
Total/Weighted Average		957	17,033,093	100.0%	$377,613	100.0%	4.8

(1)	Table excludes owner occupied leasing activity which represents 150,373 square feet with a weighted average remaining lease term of 6.5 years as of September 30, 2008.
(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2008, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Annualized Rent.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)	Many of our government leases are subject to early termination provisions which are customary to government leases.
The weighted average remaining lease term was computed assuming no exercise of such early termination rights.
(6)	Includes affiliated organizations or agencies.
(7)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.